NNN VF TIFFANY SQUARE, LLC,
a Delaware limited liability company,
with offices c/o Triple Net Properties, LLC, 1551 N. Tustin Avenue, Suite 300,
Santa Ana, California 92705

as Grantor,

to

THE PUBLIC TRUSTEE OF THE COUNTY OF EL PASO,
STATE OF COLORADO,

as Trustee,

and

RAIT PARTNERSHIP, L.P.
a Delaware limited partnership,
with offices at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103

as Beneficiary

DEED OF TRUST
(WITH SECURITY AGREEMENT)

Dated: As of February 15, 2007

PREPARED BY AND UPON RECORDATION RETURN TO:
Ledgewood, a professional corporation
1900 Market Street, Suite 750
Philadelphia, Pennsylvania 19103
Attention: Brian L. Murland, Esquire

THIS INSTRUMENT AFFECTS REAL AND PERSONAL PROPERTY SITUATED IN THE STATE OF COLORADO, COUNTY OF EL PASO, LOCATED AT 6805 CORPORATE DRIVE, COLORADO SPRINGS, CO 80919, MORE PARTICULAR DESCRIBED IN EXHIBIT “A” ATTACHED HERETO.

SOME OF THE PERSONAL PROPERTY CONSTITUTING A PORTION OF THE MORTGAGED PROPERTY IS OR IS TO BE AFFIXED TO THE PROPERTY DESCRIBED ON EXHIBIT “A” ATTACHED HERETO.

THIS DEED OF TRUST IS A FIXTURE FILING UNDER SECTION 4-9-502, COLORADO REVISED STATUTES, AS AMENDED, AND IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS.

GRANTOR’S ORGANIZATIONAL IDENTIFICATION NUMBER: DELAWARE 4249115; COLORADO 20061471127.

THIS DEED OF TRUST SECURES, AMONG OTHER THINGS, AFTER-ACQUIRED PROPERTY, FUTURE ADVANCES AND SECURES A REVOLVING CREDIT ARRANGEMENT IN THE MAXIMUM PRINCIPAL AMOUNT OF $13,725,000.00 AS EVIDENCED BY THE PROMISSORY NOTE OF EVEN DATE HEREWITH.

DEED OF TRUST
(WITH SECURITY AGREEMENT)

(THIS DEED OF TRUST SECURES, AMONG OTHER THINGS, FUTURE ADVANCES AND FUTURE OBLIGATIONS.
THIS DEED OF TRUST SECURES THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS OF THE GRANTOR TO THE
BENEFICIARY, WHETHER NOW EXISTING OR HEREAFTER CREATED, AND NO MATTER HOW EVIDENCED, UNTIL THIS
DEED OF TRUST SHALL BE RELEASED OF RECORD)

THIS DEED OF TRUST is made as of this 15th day of February, 2007 by NNN VF TIFFANY SQUARE, LLC, a Delaware limited liability company, a Delaware limited liability company, with offices c/o Triple Net Properties, LLC, 1551 N. Tustin Avenue, Suite 300, Santa Ana, California 92705 (“Grantor”), to The Public Trustee of the County of El Paso, State of Colorado, 1000 Judicial Center Drive, Brighton, Colorado 80601 (“Trustee”), for the benefit of RAIT PARTNERSHIP, L.P., a Delaware limited partnership, with offices at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103 (“Beneficiary”).

W I T N E S S E T H:

This Deed of Trust is being given to secure the payment of the full and punctual payment of the “Debt” (as defined in Section 37 below) and which includes but is not limited to all of the obligations of Grantor under (i) that certain promissory note of even date herewith from Grantor to Beneficiary in the original principal amount of Thirteen Million Seven Hundred Twenty Five Thousand and 00/100 Dollars ($13,725,000.00), and with a maturity date of February 15, 2009 (the “Note”) and the performance of and compliance with all of the terms, covenants, stipulations and agreements contained in the Note and this Deed of Trust, all in the manner and according to the terms and conditions as further detailed in that certain Loan and Security Agreement of even date herewith between Grantor and Beneficiary (the “Loan Agreement”), all of which are incorporated herein by reference. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

GRANTING CLAUSE:

That Grantor, in consideration of the indebtedness, and as security for payment of the Debt, and as further security for the full and faithful performance by Grantor of its obligations under the Note, according to the terms and conditions, and for performance of the agreements, conditions, covenants, provisions, and stipulations contained herein and therein, and in certain other agreements and instruments made and given by Grantor to Beneficiary in connection therewith (the Note, and all other agreements and instruments, guaranties, indemnities, including the Environmental Indemnification, executed in connection with the loan evidenced thereby, being sometimes hereinafter collectively referred to as the “Loan Documents”), and the sum of Ten Dollars ($10.00) and other good and valuable considerations to it paid by Beneficiary, the receipt and sufficiency of which are hereby acknowledged, does by these presents GRANT, BARGAIN AND SELL, CONVEY AND CONFIRM IN TRUST WITH POWER OF SALE AND RIGHT OF ENTRY to the Trustee all of those certain parcels of land located at 6805 Corporate Drive, Colorado Springs, CO 80919, and more particularly described in Exhibit “A” attached hereto and made a part hereof (hereinafter referred to as the “Land”),

TOGETHER WITH all of Grantor’s right, title and interest now owned or hereafter acquired in:

(a) all easements, rights-of-way, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, riparian rights, ditches and ditch rights, reservoirs and reservoir rights, stock or interests in water, irrigation or ditch companies, royalties, minerals, oil and gas rights, lease or leasehold interests, and all estates, rights, titles, interests, privileges, tenements, hereditaments, appurtenances, all rights, liabilities and privileges thereof whatsoever in any way belonging, relating or appertaining to any of the Land or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all of the estates, rights, title, interest, property, possession, claim and demand whatsoever at law, as well as in equity, of Grantor, of, in and to the same;

(b) all buildings, other improvements erected and fixtures, and all other property constituting real property or real estate under the laws of the State now located, or hereafter erected upon the Land (the “Improvements”), including the property constituting real property or real estate described in Exhibit A hereto, and all right, title and interest of Grantor, now owned or hereafter acquired, in and to (a) any and all strips and gores of land adjacent to or used in connection with the Land, (b) all land upon any such buildings or improvements may now or hereafter encroach, (c) the land within the streets, roads, and alleys adjoining all such real property, and (d) all and singular the tenements, hereditaments, appurtenances, privileges, easements, franchises, rights, appendages and immunities whatsoever belonging to or in any wise appertaining to all such real property, and all leases, rents, issues and profits arising therefrom;

(c) any and all fixtures, appliances, machinery, furniture and equipment of any nature whatsoever, and other articles of property (real, personal or mixed) now or at any time hereafter installed in, attached to or situated in or upon the Land or any buildings and improvements now or hereafter erected on, upon, under or forming a part of the Land, or used or intended to be used in connection with the Land, or in the operation of any buildings and improvements now or hereafter erected thereon, or in the operation or maintenance of any such building or improvement, plant or business situate thereon, whether or not the personal property is or shall be affixed thereto;

(d) all building materials, fixtures, building machinery and building equipment delivered on site to the Land during the course of, or in connection with, the construction of, or reconstruction of, or remodeling of any buildings and improvements from time to time during the term hereof;

(e) any and all tenements, hereditaments and appurtenances belonging to the Land or any part thereof hereby mortgaged or intended so to be, or in any way appertaining thereto, and all streets, alleys, passages, ways, water courses, and all easements and covenants now existing or hereafter created for the benefit of the Grantor or any subsequent owner or tenant of the Land over ground adjoining the Land and all rights to enforce the maintenance thereof, and all other rights, liberties and privileges of whatsoever kind or character, and the reversions and remainders, income, rents, issues and profits arising therefrom, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of the Grantor in and to the Land or any part thereof;

(f) any and all accounts, accounts receivable, contract rights, chattel paper, instruments, general intangibles and other obligations of any kind, now or hereafter existing, arising out of or in connection with the sale or lease of goods or the rendering of services, and all rights now or hereafter existing in and to all security agreements, leases, and other contracts securing or otherwise relating to any such accounts, accounts receivable, contract rights, chattel paper, instruments, general intangibles or obligations;

(g) any and all general intangibles, including without limitation, goodwill, trademarks, trade styles, trade names, books and records, customer lists, vendor lists, accounting software, franchise rights, option rights, purchase contracts and leasehold interests;

(h) any and all inventory in all of its forms, wherever located, now or hereafter existing, including without limitation, (i) all products sold in the ordinary course of business of Grantor and raw materials and work in process therefore, finished goods thereof, and materials used or consumed in the manufacture or production thereof, (ii) goods in which Grantor has any interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which Grantor has an interest or right as consignee), and (iii) goods which are returned to or repossessed by Grantor, and all accessions hereto and products thereof and documents therefor;

(i) to the extent assignable, all licenses, permits (including building permits), authorizations or approvals of any type or nature whatsoever, now owned or held or hereafter acquired, which relate to the use, development or occupancy of the Land or other Mortgaged Property, as defined herein, or any part thereof;

(j) all insurance proceeds and condemnation awards relating to the Land or other Mortgaged Property, as defined herein, or any part thereof, and all funds, moneys, certificates of deposit, instruments, letters of credit and deposits of Grantor held by, deposited with, or paid or payable to Beneficiary;

(k) all rents from, all issues, profits, proceeds and products of, all replacements and substitutions for, and other rights and interests now or thereafter belonging to, any of the foregoing;

(l) all of the estate, right, title and interest of Grantor in and to each and every existing and future lease with respect to all or any portion of the forgoing interests described in paragraphs (a) through (k), including, without limitation, all rents, issues, income and profits arising therefrom; and

(m) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing interests described in paragraphs (a) through (l) into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards.

All of the Land, buildings and improvements, fixtures, machinery, furniture, equipment, inventory, tenements, hereditaments and appurtenances, leases, rents and proceeds and other property interests are sometimes collectively referred to herein as the “Mortgaged Property”.

TO HAVE AND TO HOLD the Mortgaged Property hereby conveyed or mentioned and intended so to be, unto Trustee in fee simple, forever.

NOW, THEREFORE, the condition of this Deed of Trust is such that if Grantor shall well and truly pay to Beneficiary the Debt, in accordance with the provisions of the Note and this Deed of Trust, at the times and in the manner specified, without deduction, fraud or delay, and Grantor performs and complies with all the agreements, conditions, covenants, provisions and stipulations contained herein and in the Loan Documents, then this Deed of Trust shall be released, without warranty, at the request and cost of Grantor.

GRANTOR REPRESENTS, COVENANTS and WARRANTS to and with Beneficiary that until the Debt secured hereby is fully repaid:

1. Warranty of Title. Grantor covenants, agrees, and warrants that it possesses good and marketable fee simple titled to the Mortgaged Property; that Grantor has full power and lawful authority to subject the Mortgaged Property to the lien of this Deed of Trust in the manner and form herein provided; that it shall be lawful for Beneficiary at all times to enter upon, hold, occupy and enjoy the Mortgaged Property and every part thereof; and that the Mortgaged Property is free from all liens and encumbrances subject only to those title exceptions listed in the Beneficiary title insurance policy approved by and issued to Beneficiary, insuring the priority of the lien of this Deed of Trust.

2. Payment and Performance. Grantor shall pay to Beneficiary, in accordance with the terms of the Note and this Deed of Trust, the principal and interest, and other sums therein set forth; shall perform and comply with all the agreements, conditions, covenants, provisions and stipulations of the Loan Documents and this Deed of Trust; and shall timely perform all of its material obligations and duties as landlord under any lease of all or any portion of the Mortgaged Property now or hereafter in effect.

3. Maintenance of Mortgaged Property. Grantor shall keep and maintain or cause to be kept and maintained all buildings and improvements now or at any time hereafter erected on the Mortgaged Property and the sidewalks and curbs abutting them, in good order and condition and in a rentable and tenantable state of repair, and will make or cause to be made, as and when necessary for such purpose, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen. Grantor shall abstain from and shall not permit the commission of waste in or about the Mortgaged Property; shall not remove or demolish, or materially alter the structural character of, any building erected at any time on or constituting a part of the Mortgaged Property or materially alter the exterior of the building, without the prior written consent of Beneficiary; and shall not permit the Mortgaged Property to become vacant, deserted or abandoned. Grantor further covenants and agrees to maintain in good condition on the Mortgaged Property all items of inventory, equipment and any other personal property necessary for or used in the maintenance and operation of the Mortgaged Property, free of any security interest (except a security interest in favor of Beneficiary), and, upon request, to furnish to Beneficiary financing statements, continuation certificates and such other documents necessary to perfect and maintain in favor of Beneficiary a security interest in such personal property.

4. Insurance.

(a) Grantor shall keep the Mortgaged Property continuously insured, in accordance with the requirements of Section 3(b) of the Loan Agreement, in at least the full amount of the loan evidenced by the Note, against loss or damage by fire, with extended coverage and business interruption coverage and against such other hazards (including, without limitation, coverage against loss or damage by vandalism, malicious mischief, sprinkler leakage and flood) as Beneficiary may reasonably require, and shall maintain commercial general public liability property damage and workmen’s compensation insurance, in an insurance company or companies qualified to insure property located in Colorado and satisfactory to Beneficiary, and in such total amounts as Beneficiary may reasonably require from time to time. Such insurance shall contain agreed amount endorsements, inflation guard endorsements and replacement cost endorsements reasonably satisfactory to Beneficiary. During the course of any construction or repair of improvements on the Mortgaged Property for which builder’s risk insurance may be obtained, Grantor shall acquire and maintain builder’s completed value risk insurance against all risks of physical loss, including collapse and transit coverage, during construction of such improvements, with deductibles not to exceed $10,000 in non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished. Grantor shall also obtain insurance affording protection against rental loss in an amount of not less than the rent payable during the then current twelve (12) month period in the event of any damage caused by the perils referred to above. All policies of insurance, including policies for any amounts carried in excess of the required minimum and policies not specifically required by Beneficiary, shall be in form reasonably satisfactory to Beneficiary, shall name Beneficiary as additional insured, first Beneficiary and loss payee, shall be maintained in full force and effect, shall be assigned and delivered to Beneficiary, with premiums prepaid, as collateral security for payment of the indebtedness secured hereby, shall be endorsed with a standard Beneficiary clause in favor of Beneficiary (substantially equivalent to the New York standard Beneficiary endorsement) not subject to contribution, and shall provide for at least thirty (30) days’ written notice to Beneficiary of cancellation, termination, modification, refusal to renew or reduction. If the insurance, or any part thereof, shall expire, or be withdrawn, or become void or unsafe by Grantor’s breach of any condition thereof, or become void or unsafe by reason of the failure or impairment of the capital of any company in which the insurance may then be carried, or if, in the reasonable opinion of Beneficiary, the insurance shall be unsatisfactory to Beneficiary, Grantor shall place new insurance on the Mortgaged Property satisfactory to Beneficiary. All renewal policies, with premiums paid, shall be delivered to Beneficiary at least thirty (30) days before expiration of the old policies.

(b) In the event of loss, Grantor will give immediate notice thereof to Lender, and Lender may make proof of loss if not made promptly by Grantor. Each insurance company concerned is hereby authorized and directed to make payment under such insurance, including return of unearned premiums, directly to Lender instead of to Grantor and Lender jointly, and Grantor appoints Lender, irrevocably, as Grantor’s attorney-in-fact to endorse any draft therefor. The proceeds of any such insurance shall be applied in accordance with the provisions of Section 13 and Section 14 of the Loan Agreement. No application of insurance proceeds to the payment of the Debt shall postpone any of the current installments of principal or interest becoming due under the Note until the Debt has been paid in full.

(c) Such policies of insurance and all renewals thereof are hereby assigned to Beneficiary as additional security for payment of the indebtedness hereby secured and Grantor hereby agrees that any values available thereunder upon cancellation or termination of any of said policies or renewals, whether in the form of return of premiums or otherwise, shall be payable to Beneficiary as assignee thereof. If Beneficiary becomes the owner of the Mortgaged Property or any part thereof by foreclosure or otherwise, such policies, including all right, title and interest of Grantor thereunder, shall become the absolute property of Beneficiary. In addition, Grantor will deliver the originals or certified copies of all such policies to Beneficiary, and, not less than thirty (30) days prior to the expiration date of each such policy, will deliver to Beneficiary a renewal policy or policies (or certified copies of such policies) marked “premium paid” or accompanied by other evidence of payment satisfactory to Beneficiary. Grantor shall not change the present use of any portion of the Mortgaged Property in any manner or permit any condition to exist on the Mortgaged Property which would permit an insurer to cancel or increase the premium for any insurance policy or invalidate such policy in whole or in part. Grantor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this paragraph unless Beneficiary is included thereon as a named insured with loss payable to Beneficiary under a non-contributory Beneficiary clause satisfactory to Beneficiary. Grantor shall immediately notify Beneficiary whenever any such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same.

5. Taxes and Other Charges. Grantor shall pay before they are due and payable and before any interest, charge or penalty is due thereon, without any deduction, defalcation or abatement, all taxes, assessments, levies, liabilities, obligations, encumbrances, water and sewer rents and all other charges or claims of every nature and kind which may be imposed, suffered, placed, assessed, levied, or filed at any time against Grantor (other than income taxes of Grantor), the Mortgaged Property or any part thereof or against the interest of Beneficiary therein, or with respect to the Note or Deed of Trust and/or the ownership of either thereof by Beneficiary, or which by any present or future law may have priority over the indebtedness secured hereby either in lien or in distribution out of the proceeds of any judicial sale, without regard to any law heretofore or hereafter to be enacted imposing payment of the whole or of any part upon Beneficiary, except such taxes that are being contested in good faith by appropriate proceedings and for which they it have set aside on their books adequate reserves; and insofar as any such tax, assessment, levy, liability, obligation or encumbrance is of record, the same shall be promptly satisfied and discharged of record and the original official document (such as, for instance, the tax receipt or the satisfaction paper officially endorsed or certified) shall be placed in the hands of Beneficiary not later than five (5) days prior to the due date thereof. Provided, however, that if, pursuant to this Deed of Trust or otherwise, Grantor shall have deposited with Beneficiary before the due date thereof sums sufficient to pay any such taxes, assessments, levies, water and sewer rents, charges or claims, and Grantor is not otherwise in default, they shall be paid by Beneficiary; and provided further, that if Grantor is not in default hereunder and in good faith and by appropriate legal action shall contest the validity of any such item, or the amount thereof, and shall have established on its books or by deposit of cash with Beneficiary, as Beneficiary may elect, a reserve for the payment thereof in such amount as Beneficiary may require (including any interest and penalties which may be payable in connection therewith), then Grantor shall not be required to pay the item or to produce the required receipts, while the reserve is maintained and so long as the contest operates to prevent collection, and is maintained and prosecuted with diligence, and shall not have been terminated or discontinued adversely to Grantor. Further, Grantor will not apply for or claim any deduction, by reason of this Deed of Trust, from the taxable value of all or any part of the Mortgaged Property. It is expressly agreed that no credit shall be claimed or allowed on the interest payable on the Note because of any taxes or other charges paid.

6. Installments for Insurance, Taxes and Other Charges. Without limiting the effect of Paragraphs 4 and 5 hereof, Beneficiary may, in its sole discretion, require Grantor to pay to Beneficiary (or to such other entity as Beneficiary shall designate), monthly with the monthly installments of principal and interest, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual real estate taxes, water and sewer rents, any special assessments, charges or claims and any other lien which at any time may be or become a lien upon the Mortgaged Property prior to the lien of this Deed of Trust; and on demand from time to time Grantor shall pay to Beneficiary any additional sums necessary to pay the premiums and other items, all as estimated by Beneficiary. The amounts so paid shall be security for the premiums and other items and shall be used in payment thereof if Grantor is not otherwise in default hereunder. No amount so paid shall be deemed to be trust funds but may be commingled with general funds of Beneficiary and no interest shall be payable thereon. If, pursuant to any provision of this Deed of Trust or the Note, the whole amount of the unpaid principal debt becomes due and payable, Beneficiary shall have the right, in its sole and absolute discretion, to apply any amount so held, in such order and in such amounts as Beneficiary may elect, against: (a) any amounts payable by Grantor hereunder or under the Loan Documents, and/or (b) accrued and unpaid interest under the Note, and/or (c) the outstanding principal balance of the Note. At Beneficiary’s option, Beneficiary from time to time may waive, and after any such waiver may reinstate, the provisions of this paragraph requiring the monthly payments. Grantor will furnish to Beneficiary bills and other requests for payment in sufficient time to enable Beneficiary to pay such taxes, assessments, levies, charges and fees as provided above.

7. Valid Existence and Taxes. Grantor shall keep in effect its existence and rights under the laws of the state of its organization and its right to own property and transact business in the state in which the Mortgaged Property is situated during the term hereof. For all periods during which title to the Mortgaged Property or any part thereof shall be held by any party subject to corporate taxes or taxes similar to corporate taxes, Grantor shall file returns for such taxes with the proper authorities, bureaus or departments and it shall pay, when due and payable and before interest or penalties are due thereon, all taxes owing by Grantor to the United States, to such state of organization and to the state in which the Mortgaged Property is situated and any political subdivision thereof, and shall produce to Beneficiary receipts showing payment of any and all such taxes, charges or assessments prior to the last dates upon which such taxes, charges or assessments are payable without interest or penalty charges, and within ten (10) days of receipt thereof all settlements, notices of deficiency or over assessment and any other notices pertaining to Grantor’s tax liability which may be issued by the United States, such state of organization, the state in which the Mortgaged Property is situated and any political subdivision thereof.

8. Documentary and Other Stamps. If at any time the United States, the state in which the Mortgaged Property is located or any political subdivision thereof, or any department or bureau of any of the foregoing, shall require documentary, revenue or other stamps on the Note secured hereby or this Deed of Trust, Grantor on demand shall pay for them with any interest or penalties payable thereon.

9. Future Taxes. If hereafter any law or ordinance shall be adopted imposing a tax directly or indirectly on Beneficiary with respect to the Mortgaged Property, the value of Grantor’s equity therein, or the Debt and secured by this Deed of Trust, Beneficiary, at its election, shall have the right at any time after the tax has been imposed to give Grantor written notice declaring that the principal debt, with interest and other appropriate charges, shall be due on a specified date not less than sixty (60) days thereafter which notice shall specify the nature of the tax which is the basis for acceleration; provided, however, that such election shall be ineffective if, prior to the specified date, Grantor lawfully pays the tax (in addition to all other payments required hereunder) and agrees to pay the tax whenever it becomes due and payable thereafter, which agreement shall then constitute a part of this Deed of Trust.

10. Security Agreement.

(a) This Deed of Trust constitutes a security agreement within the meaning of the Uniform Commercial Code as enacted this date in the State of Colorado (the “Uniform Commercial Code”). Grantor hereby grants to Beneficiary a security interest in all of Grantor’s property included in the Mortgaged Property which might otherwise be deemed “personal property”, including, but not limited to, all furniture, furnishings, fixtures, equipment, machinery, leases, rents, issues, profits, contract rights, accounts, general intangibles and all other property used or useable in connection with the Mortgaged Property, whether now owned or hereafter acquired by Grantor, and all substitutions, accretions and component parts, replacements thereof, and additions thereto and all cash and non-cash proceeds thereof.

(b) Grantor shall execute, deliver, file and refile any financing statements, continuation statements, or other security agreements Beneficiary may require from time to time to confirm the lien of this Deed of Trust with respect to such property. Without limiting the foregoing, Grantor hereby irrevocably appoints Beneficiary attorney-in-fact for Grantor to execute, deliver and file such instruments for and on behalf of Grantor. Grantor shall pay, or at Beneficiary’s election shall reimburse Beneficiary for, all filing fees in connection therewith. Grantor shall not change its principal place of business without giving Beneficiary at least thirty (30) days prior written notice thereof, which notice shall be accompanied by new financing statements executed by Grantor in the same form as the financing statements delivered to Beneficiary on the date hereof except for the change of address.

(c) Upon any Event of Default hereunder or under the Note, Beneficiary shall have, in addition to any other rights and remedies hereunder or under the Note, all of the rights and remedies granted to a secured party under the Uniform Commercial Code with respect to such personal property. To the extent permitted by law, Grantor and Beneficiary agree that the items set forth on the financing statements shall be treated as part of the real estate and improvements regardless of the fact that such items are set forth in the financing statements. Such items are contained in the financing statements to create a security interest in favor of Beneficiary in the event such items are determined to be personal property under the law. Notwithstanding any release of any or all of that property included in the Mortgaged Property which is deemed “real property” or any proceedings to foreclose this Deed of Trust or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the obligations of Grantor as are now or hereafter evidenced by the Note.

(d) To the extent permitted under the Uniform Commercial Code, Grantor waives all rights of redemption and all other rights and remedies of a debtor thereunder and all formalities prescribed by law relative to the sale or disposition of the personal property after the occurrence of an Event of Default hereunder and to all other rights and remedies of Grantor with respect thereto. In exercising its right to take possession of the personal property upon the occurrence of an Event of Default hereunder, Beneficiary may enter upon the Mortgaged Property without being guilty of trespass or any other wrong-doing, and without liability for damage thereby occasioned.

(e) Grantor shall reimburse Beneficiary, on demand, for all reasonable expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the personal property which are incurred or paid by Beneficiary, including, without limitation, all attorneys’ fees, legal expenses and costs, and all such expenses shall be added to Grantor’s obligations to Beneficiary and shall be secured hereby.

11. Status of the Mortgaged Property; Compliance with Laws and Regulations.

(a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Grantor has obtained and will maintain the insurance prescribed in Section 4 hereof.

(b) Grantor has obtained all necessary certificates, permits, licenses and other approvals, governmental and otherwise, necessary for the use, occupancy and operation of the Mortgaged Property and the conduct of its business (including, without limitation, certificates of completion and certificates of occupancy) and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.

(c) Except as set forth on Schedule 11(c), the Mortgaged Property and the present and contemplated use and occupancy thereof are to the best knowledge of Grantor in full compliance with all applicable laws, including, without limitation, zoning ordinances, building codes, land use and environmental laws, laws relating to the disabled (including, but not limited to, substantial compliance with the ADA) and other similar laws.

(d) The Mortgaged Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Mortgaged Property has accepted or is equipped to accept such utility service.

(e) All public roads and streets necessary for service of and access to the Mortgaged Property for the current or contemplated use thereof have been completed, are serviceable and are physically and legally open for use by the public.

(f) The Mortgaged Property is served by public water and sewer systems.

(g) The Mortgaged Property is free from material damage caused by fire or other casualty. There is no pending or, to the best knowledge of Grantor, threatened condemnation proceedings affecting the Mortgaged Property or any portion thereof.

(h) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full (except in connection with on-going tenant improvement work) and no notice of any mechanics’ or materialmen’s liens or of any claims of right to any such liens have been received.

(i) Grantor has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Mortgaged Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.

(j) All liquid and solid waste disposal, septic and sewer systems located on the Mortgaged Property are to the best knowledge of Grantor in a good and safe condition and repair and in compliance with all applicable laws.

(k) All Improvements lie within the boundary of the Land.

(l) Grantor shall comply with all laws, ordinances, regulations and orders of all federal, state, municipal and other governmental authorities relating to the Mortgaged Property. Grantor will pay all license fees and similar municipal charges for the use of the Mortgaged Property and any other areas now or hereafter comprising part thereof or used in connection therewith and will not, unless so required by a governmental agency having jurisdiction, discontinue use or occupancy of any portion of the Mortgaged Property without the prior written consent of Beneficiary. The Grantor shall not take or permit any action with respect to the Mortgaged Property which will in any manner impair the security of this Deed of Trust.

12. Inspection. Beneficiary and any persons authorized by Beneficiary shall have the right upon prior notice, to enter the Mortgaged Property at a reasonable hour to inspect and photograph its condition and state of repair and/or for the purpose of appraising the same.

13. Declaration of No Set-Off. Within two (2) weeks after being requested to do so by Beneficiary, Grantor shall certify to Beneficiary or to any proposed assignee of this Deed of Trust, in a writing duly acknowledged, the amount of principal, interest and other charges then owing on the obligation secured by this Deed of Trust and by prior liens, if any, and whether Grantor claims any set-offs or defenses against Grantor’s obligation to pay such amounts, and if so the precise basis for such set-offs or defenses.

14. Required Notices. Grantor shall notify Beneficiary promptly of the occurrence of any of the following and shall deliver to Beneficiary any written evidence of any of the following within three (3) business days of the receipt thereof:

(a) a fire or other casualty causing damage to the Mortgaged Property;

(b) receipt of notice of eminent domain proceedings or condemnation of the Mortgaged Property, or any part thereof;

(c) receipt of any adverse notice from any governmental authority asserting a violation of (or substantial change in) any governmental requirements relating to the structure, use or occupancy of the Mortgaged Property;

(d) receipt of any correspondence from any tenant of all or any portion of the Mortgaged Property asserting a material default (or an act or omission on Grantor’s part which could result in a material default) by Grantor under such tenant’s lease;

(e) substantial adverse change in the occupancy of the Mortgaged Property;

(f) commencement of any litigation with potential damages greater than $50,000 affecting the Mortgaged Property other than accident claims covered by insurance and for which the insurance carrier has acknowledged liability; or

(g) receipt of any notice from the holder or claimant of any lien or security interest in the Mortgaged Property.

15. Condemnation and Casualty.

(a) Grantor shall give Lender prompt notice of any Condemnation (as defined in the Loan Agreement) and/or Casualty (as defined in the Loan Agreement) occurring to the Mortgaged Property or any portion thereof. Grantor’s rights and obligations with regard to any such Condemnation and/or Casualty (including, but not limited to, with regard the disposition of any proceeds resulting therefrom) shall be governed by (i) Section 13 and Section 14 of the Loan Agreement, which are both hereby incorporated herein and made a material part hereof by this reference as if such provisions were set forth herein in their entirety and (ii) this Section 15 of this Deed of Trust (to the extent not inconsistent with Section 13 and Section 14 of the Loan Agreement).

(b) If prior to the receipt of the proceeds by Lender the Mortgaged Property shall have been sold on foreclosure of this Deed of Trust, Lender shall have the right to receive the proceeds to the extent of:

(i) any deficiency found to be due to Lender in connection with the foreclosure sale, with legal interest thereon, and

(ii) counsel fees, costs and disbursements incurred by Lender in connection with collection of the proceeds and the proceedings to establish the deficiency.

(c) If the amount of the initial award of damages for the condemnation is insufficient to pay in full the indebtedness secured hereby with interest and other appropriate charges, Lender shall have the right to prosecute to final determination or settlement an appeal or other appropriate proceedings in the name of Lender or Grantor, for which Lender is hereby appointed irrevocably as attorney-in-fact for Grantor, which appointment, being for security, is irrevocable. In that event, the expenses of the proceedings, including counsel fees, shall be paid first out of the proceeds and only the excess, if any, paid to Lender shall be credited against the amounts due under this Deed of Trust.

(d) Nothing herein shall limit the rights otherwise available to Lender, at law or in equity, including the right to intervene as a party to any condemnation proceeding.

(e) No application of condemnation proceeds to the payment of the Debt shall postpone any of the current installments of principal or interest becoming due under the Note until the Debt is paid in full

16. Leases. Grantor hereby represents that there are no leases or agreements to lease all or any part of the Mortgaged Property now in effect, except those leases assigned to Beneficiary by Grantor as collateral security pursuant to that certain Assignment of Rents and Leases of even date herewith. Grantor covenants and agrees that any future leases for portions of the Mortgaged Property will include a provision permitting Beneficiary to cause each such lease to be either prior to or subordinate to this Deed of Trust, at Beneficiary’s sole option and without the consent of the lessee thereunder of any portion of the Mortgaged Property, provided that Beneficiary agrees to the non-disturbance of such lease so long as the tenant thereto pays all rents and other charges as specified in such lease and is not otherwise in default (beyond applicable notice and cure periods) of any of its obligations and covenants pursuant to the lease. All leases shall be (i) at a rental and on terms consistent with the terms for similar leases in the market area of the Mortgaged Property and (ii) written on a standard form approved by Beneficiary. Grantor shall at all times promptly and faithfully perform its obligations and agreements contained in all leases. Grantor shall enforce all terms and conditions under the leases. Grantor shall not, without the prior consent of Beneficiary, modify, terminate or accept the surrender of any lease except in the normal course of business and consistent with sound and customary leasing and management practices for similar properties.

17. No Other Financing or Liens. Without the prior written consent of Beneficiary, which Beneficiary can grant or withhold in its sole and absolute discretion, Grantor shall not create or cause or permit to exist any lien on, or security interest in the ownership interests in the Grantor, the Mortgaged Property or any part thereof (whether or not such lien or security interest is subordinate to the lien of this Deed of Trust), including any furniture, fixtures, appliances, machinery, equipment, or other items of personal property which are intended to be or become part of the Mortgaged Property, or securing repayment of monies paid to or for the benefit of Grantor, other than to Beneficiary. Any violation of the foregoing limitation, at the option of Beneficiary, shall be deemed an Event of Default hereunder.

18. No Transfer. Grantor will abstain from and will not cause or permit any transfer of title to, beneficial interest in, or any estate or other interest in the ownership interests in the Grantor, the Mortgaged Property or any part thereof (including, without limitation, any oil, gas, or other mineral interest), voluntarily or by operation of law (other than by execution on the Note or foreclosure under this Deed of Trust or exercise of the power of eminent domain), whether by sale, exchange, conveyance, merger, division, consolidation or otherwise, if such will result in the transfer of control of all or any portion of the Mortgaged Property to other than Grantor, or in a change in the effective control of Grantor, except for Transfers (as such term is defined in the Loan Agreement) permitted pursuant to Section 8(x) of the Loan Agreement.

19. Right to Remedy Defaults. In the event that Grantor should fail to pay corporate taxes, real estate or other taxes, assessments, water and sewer rents, charges and claims on or before the date on which any penalty may be imposed with respect thereto, or fail to pay insurance premiums, or fail to make necessary repairs, or permit waste, or fail to comply with any other provision of this Deed of Trust or the Loan Documents, Beneficiary, at its election and without notice to Grantor, shall have the right to make any payment or expenditure and to take any action which Grantor should have made or taken, or which Beneficiary deems advisable to protect the security of this Deed of Trust or the Mortgaged Property, without prejudice to any of Beneficiary’s rights or remedies available hereunder or otherwise, at law or in equity. In the event Beneficiary makes any payments or expenditures or takes any actions in accordance with the provisions of this Section 19, Beneficiary shall use commercially reasonable efforts to provide written notice to Grantor of such payments, expenditures or actions. All such sums, as well as costs, advanced by Beneficiary pursuant to this Deed of Trust shall be due immediately from Grantor to Beneficiary, shall be secured hereby, and shall bear interest at the Default Rate (as defined in the Note) from the date of payment by Beneficiary until the date of repayment.

20. Future Advances.

(a) This Deed of Trust is given partly to secure, and hereby secures, all future advances and obligations of Grantor to Beneficiary, incurred or to be incurred pursuant to the terms of the Note and this Deed of Trust, including, but not limited to all advances: (i) made for the payment of taxes, assessments, maintenance charges, insurance premiums, or costs similar or dissimilar; (ii) incurred for the protection of the Mortgaged Property or for the lien of this Deed of Trust and (iii) incurred as expenses by Beneficiary by reason of default by Grantor. This Deed of Trust shall extend to and secure any additional loans made by Beneficiary to Grantor at any time or times hereafter. The total amount of obligations and advances secured hereby may decrease or increase from time to time, but at no time shall the total principal amount of obligations and advances secured hereby, not including sums expended or incurred for the reasonable protection of the security interest hereby created in the Mortgaged Property, exceed the sum of $13,725,000.00. Such amount does not in any way imply that Beneficiary is obligated to make any future advances to Grantor at any time unless specifically so provided in the Loan Agreement or any of the other Loan Documents. All remedies available for default in the Note or in this Mortgage shall be available to enforce such other obligations, indebtedness and liabilities upon default in any of the same.

(b) Grantor hereby covenants and agrees, to the extent that it may lawfully do so, that it will not at any time (a) give any notice by which Grantor elects to terminate the operation of this Deed of Trust as security for future advances or future obligations made or incurred after the date Beneficiary receives such notice, or (b) take any other action for the purpose of limiting or attempting to limit the operation of this Deed of Trust as such security. Notwithstanding the foregoing, Grantor agrees that in the event it shall take or cause or permit to be taken any action or give or cause or permit to be given any notice in violation of the preceding sentence, then (without limiting any other right or remedy available to Beneficiary upon the occurrence of an Event of Default hereunder) it is agreed that Beneficiary shall be fully released from and relieved of any obligation (if any) to thereafter advance any amounts under the Note, this Deed of Trust or the other Loan Documents.

21. Intentionally Omitted.

22. Events of Default. Each of the following shall constitute an event of default (hereinafter called “Event of Default”) hereunder:

(a) The failure of Grantor or any other party obligated in any way to Beneficiary with respect to the Note, including without limitation any guarantor or surety (each, an “Obligor”) to pay an installment of principal or interest, or any other sum, due under the Note, this Deed of Trust or any other Loan Document when due, after the expiration of any applicable grace periods, or if the entire Debt is not paid on or before the maturity date.

(b) Obligor’s default, noncompliance or nonperformance of any other term, covenant or condition contained in this Deed of Trust or in any of the Loan Documents, after the expiration of any applicable grace periods, or in any document of record which encumbers the Mortgaged Property.

(c) If an Event of Default (as defined in such other Loan Document), or any default and such default continues after the expiration of applicable grace periods, shall have occurred under any other Loan Document, or if any guaranty or indemnity shall cease to be in full force and effect, or any guarantor or indemnitor shall deny or disaffirm its obligation thereunder.

(d) If any representation or warranty of Grantor or of its members, general partners, principals, affiliates, agents or employees, or of any guarantor made herein or in the Environmental Indemnification or in any other Loan Document, in any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Beneficiary shall have been false or misleading in any material respect when made.

(e) If any financial statement, representation or warranty made or furnished by Grantor or any Obligor herein or in any other instrument or document executed and delivered in connection with the Debt shall prove to be false or misleading in any material respect.

(f) If Grantor shall be in default under any deed of trust or other lien against all or any portion of the Mortgaged Property or any document executed or delivered in connection therewith beyond the expiration of any applicable grace or cure periods.

(g) If Grantor shall cause or permit any transfer of title to, beneficial interest in, or any estate or other interest in the Mortgaged Property or any part thereof (including, without limitation, any oil, gas, or other mineral interest), except for Leases (as such term is defined in the Loan Agreement) entered into in accordance with the terms of the Loan Agreement, or any interest in Grantor, voluntarily or by operation of law (other than by execution on the Note or foreclosure under this Deed of Trust or exercise of the power of eminent domain), whether by sale, exchange, conveyance, merger, division, consolidation or otherwise, and such will result in the transfer of control of all or any portion of the Mortgaged Property to other than Grantor.

(h) The transfer, encumbrance or assignment of majority or effective control of Grantor or any other Obligor, if such other Obligor is a corporation, partnership, joint venture, limited partnership, limited liability company or unincorporated association, except for Transfers (as such term is defined in the Loan Agreement) permitted pursuant to Section 8(x) of the Loan Agreement.

(i) If any inferior lien encumbers the Mortgaged Property securing monies paid to or for the benefit of Grantor or subject to Grantor’s right to contest certain liens as provided in this Deed of Trust, if the Mortgaged Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for local real estate taxes and assessments not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) calendar days.

(j) If any of the following occurs with respect to Grantor, any Obligor, or any general partner of Grantor: (i) insolvency, general assignment for the benefit of creditors, the entry of an order for relief under the United State Bankruptcy Code of 1978, as amended, 11 U.S.C. §101 et seq. (the “Bankruptcy Code”), or the filing of a bill in equity or the initiation of other proceedings for the appointment of a receiver of assets; (ii) the voluntary filing (or an involuntary filing by any affiliate of Grantor) of a petition or initiation of other proceedings in any court for a composition with creditors for relief in any manner from the payment of debts when due under any state or federal law; or (iii) the institution of any proceedings in bankruptcy or for the appointment of a receiver, liquidator, trustee or other such officer under any state or federal law by any creditor, which is not dismissed within sixty (60) days thereafter.

(k) Should any federal or state tax lien or any claim or lien for labor or materials be filed of record against Grantor, any general partner, manager or managing member of Grantor, any guarantor or the Mortgaged Property or any part thereof; provided, however, the filing of any such lien or claim shall not be a default if after prior notice to Beneficiary, Grantor, at its own expense, contests by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of such lien provided that (i) no default exists under the Note or the Deed of Trust, (ii) such proceeding shall suspend the collection of the taxes from Grantor and from the Mortgaged Property, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor or the Mortgaged Property is subject and shall not constitute a default thereunder, (iv) neither the Mortgaged Property nor any part thereof or interest therein will, in the reasonable opinion of Beneficiary, be in danger of being sold, forfeited, terminated, canceled or lost, (v) Grantor shall have set aside adequate reserves for payment of the taxes, together with all interest and penalties thereon, (vi) Grantor shall have furnished such security as may be required in the proceeding, or as may be reasonably requested by Beneficiary to insure the payment of any such taxes, together with all interest and penalties thereon and (vii) such lien is discharged of record within thirty (30) calendar days after same is filed.

(l) Entry of judgment in an amount over $50,000, issuance of attachment or garnishment or filing of a lien against Grantor, any Obligor, or any general partner of Grantor, and such shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days.

(m) The receipt by Beneficiary of any notice of discontinuance by any Obligor.

(n) Except as permitted in this Deed of Trust, the actual or threatened alteration, improvement, demolition or removal of any of the Improvements, or any construction on the Mortgaged Property, other than in connection with non-structural day to day maintenance and for tenant improvements under leases, without the prior consent of Beneficiary.

(o) Damage to the Mortgaged Property in any manner which is not covered by insurance, which lack of coverage arises solely as a result of Grantor’s failure to maintain the insurance required under this Deed of Trust.

(p) Without Beneficiary’s prior consent, (i) any managing agent for the Mortgaged Property resigns or is removed and is not promptly replaced with a new managing agent reasonably acceptable to Beneficiary, (ii) the ownership, management or control of such managing agent is transferred to a person or entity other than the general partner, manager or managing member of the Grantor, or (iii) there is any material change in the property management agreement of the Mortgaged Property.

(q) This Deed of Trust shall cease to constitute a first-priority lien on the Mortgaged Property (other than in accordance with its terms).

(r) Seizure or forfeiture of the Mortgaged Property, or any portion thereof, or Grantor’s interest therein, resulting from criminal wrongdoing or other unlawful action of Grantor, its affiliates, or any tenant in the Mortgaged Property under any federal, state or local law.

(s) If Grantor consummates a transaction which would cause this Deed of Trust or Beneficiary’s exercise of its rights under this Deed of Trust, the Note or the Other Loan Documents to constitute a nonexempt prohibited transaction under ERISA or result in a violation of a state statute regulating governmental plans, subjecting Beneficiary to liability for a violation of ERISA or a state statute.

23. Remedies.

(a) Upon Grantor’s breach of any covenant or agreement contained herein, beyond any applicable notice requirement or grace period, including but not limited to, the covenants to pay when due any sums secured by this Deed of Trust, Beneficiary, in its sole judgment and discretion, may declare all of the sums secured by this Deed of Trust to be immediately due and payable, to the full extent permitted by law, without: further demand and may foreclose this Deed of Trust and may invoke any other remedies permitted by applicable law or provided herein. Beneficiary shall be entitled to collect all costs and expenses incurred in pursuing such remedies.

(b) When the entire indebtedness shall become due and payable, either because of maturity or because of the occurrence of any Event of Default, or otherwise, then forthwith:

(i) Foreclosure. Beneficiary may institute an action of judicial foreclosure against the Mortgaged Property, or take such other action at law or in equity for the enforcement of this Deed of Trust and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate stipulated in the Note to the date of default, and thereafter at the Default Rate (as defined in the Note), together with all other sums due by Grantor in accordance with the provisions of the Note and this Deed of Trust, including all sums which may have been loaned by Beneficiary to Grantor after the date of this Deed of Trust, and all sums which may have been advanced by Beneficiary for taxes, water or sewer rents, charges or claims, payments on prior liens, insurance or repairs to the Mortgaged Property, all costs of suit, reasonable attorneys’ fees and other expenses in connection therewith, together with interest at such rate on any judgment obtained by Beneficiary from and after the date of any sheriff’s sale until actual payment is made by the sheriff of the full amount due Beneficiary; or

(ii) Trustee’s Sale. Trustee may proceed to sell the Mortgaged Property and any and every part thereof by way of a trustee’s sale pursuant to the provisions of Title 38, Article 38, Colorado Revised Statues, as currently in effect, as amended, or in any other manner then permitted by law, at public venue, to the highest bidder, at the customary place in the county in which the Land is located, for cash, first giving the public notice required by law of the time, terms and place of sale, and of the property to be sold by advertisement in some newspaper printed and published in El Paso County, Colorado; and upon such sale and expiration of any applicable redemption periods shall execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed in relation to the nonpayment of money hereby secured to be paid, existence of the Debt, notice of advertisement, sale, and receipt of money, shall be prima facie evidence of the truth of such statement or recital; and Trustee shall receive the proceeds of such sale, out of which Trustee shall pay: first, the cost and expenses of executing this trust, including attorneys’ fees and compensation to Trustee for his services, and next to Beneficiary or its endorsees or assignees, upon the usual vouchers therefor, all monies paid pursuant to or under any provisions set forth herein, in the Note or in any of the other Loan Documents; and next to the payment of the Debt, in such order as Beneficiary may elect; and the balance of such proceeds, if any, shall be paid to the person or persons legally entitled thereto; and Trustee covenants faithfully to perform the trust herein created.; or

(iii) Possession. Beneficiary may enter into possession of the Mortgaged Property, manage, lease and operate the Mortgaged Property, collect therefrom all rentals (which term shall also include sums payable for use and occupancy) and, after deducting all costs of collection and administration expense, apply the net rental to any or all of the following in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect: the payment of taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, and to the maintenance, repair or restoration of the Mortgaged Property, and on account and in reduction of the principal or interest, or both, hereby secured; in and for that purpose Grantor hereby assigns to Beneficiary all rentals due and to become due under any lease or leases or rights to use and occupancy of the Mortgaged Property hereafter created, as well as all rights and remedies provided in such lease or leases or at law or in equity for the collection of the rentals; or

(iv) Receiver. Beneficiary as a matter of right, without consideration of the value of the Mortgaged Property as security for the amount due Beneficiary, or of the solvency of any person, firm or corporation obligated for the payment of such amount, shall be entitled to the appointment by any competent court or tribunal upon ex parte application, notice and demand being hereby expressly waived, of a receiver of the Mortgaged Property, and the rents and profits and rental value thereof, with power to take possession of the Mortgaged Property, including possession from Grantor if in possession and occupying any portion of the Mortgaged Property, and in the latter case to require Grantor, as a condition of remaining in possession and occupation, to pay the reasonable rental value for the use and occupation thereof, with further power to lease and repair the Mortgaged Property and to renovate same to suit new tenants and with such other powers as may be deemed necessary, and such receiver after deducting all proper charges and expenses attending the execution of the said trust as receiver, shall each month pay over to Beneficiary the residue of the said rents and profits and rental value, to be applied by Beneficiary to the payment of the amount remaining secured hereby, or to any deficiency (whether or not any judgment therefor may be entered and irrespective of the market value of the Mortgaged Property) which may exist in the event of foreclosure by sale after applying the proceeds of the sale of the Mortgaged Property to the payment of the amount due, including interest, costs and expenses of such foreclosure and sale, or in the event of strict foreclosure to the payment of any deficiency existing thereunder. A receiver, while in possession of the Mortgaged Property, shall have the right to make repairs and to make improvements necessary or advisable in its or his opinion to preserve the Mortgaged Property, or to make and keep them rentable to the best advantage, and Beneficiary may advance moneys to a receiver for such purposes. Any moneys so expended or advanced by Beneficiary or by a receiver shall be repaid so far as possible out of the rents collected after payment of other expenses properly chargeable against said rents, and any unpaid balance of moneys so advanced or expended shall be added to and become a part of the debt secured by this Deed of Trust; or

(v) Right of Beneficiary to Credit Sale. Upon any sale or sales made hereunder, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Mortgaged Property or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust, and, in such event, this Deed of Trust and the Note or other evidence of Debt may be presented to the persons or person conducting the sale in order that the amount so used or applied may be credited upon the Debt as having been paid; or

(vi) Multiple Foreclosures. Beneficiary shall have the option to proceed with foreclosure or sale under the power of sale contained in this Deed of Trust in satisfaction of any part of the Debt without declaring the whole of the Debt as immediately matured, and such foreclosure or sale may be made subject to the unmatured part of the Debt, and it is agreed that such foreclosure or sale, if so made, shall not in any manner affect the unmatured part of the Debt, but as to such unmatured part, this Deed of Trust, as well as the other Loan Documents, shall remain in full force and effect just as though no foreclosure or sale had been made. Several foreclosures or sales may be made without exhausting the right of foreclosures or power of sale for any unmatured part of the Debt, it being the purpose to provide for a foreclosure or sale under this Deed of Trust for any matured portion of the Debt without exhausting the power of foreclosure or power of sale respecting the balance of the Mortgaged Property for any other part of the Debt.

(c) Beneficiary shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Grantor under the terms of this Deed of Trust, as they become due, without regard to whether or not the principal indebtedness or any other sums secured by the Note and this Deed of Trust shall be due, and without prejudice to the right of Beneficiary thereafter to bring an action of Deed of Trust Foreclosure, or any other action, for any default by Grantor existing at the time the earlier action was commenced.

(d) Any real estate sold pursuant to any writ or order of execution issued on a judgment obtained by virtue of the Note or this Deed of Trust, or pursuant to any other judicial proceedings under the Deed of Trust, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Beneficiary, in its sole discretion, may elect.

(e) Nothing herein dealing with foreclosure procedures or specifying particular actions to be taken by Beneficiary or by Trustee shall be deemed to contradict or add to the requirements and procedures (now or hereafter existing) of Colorado law applicable to this Deed of Trust at the time of foreclosure, and any such conflict or inconsistency shall be resolved in favor of Colorado law.

24. Rights and Remedies Cumulative.

(a) The rights and remedies of Beneficiary as provided in this Deed of Trust, the Note, and every Loan Document, shall be cumulative and concurrent; may be pursued separately, successively or together against Grantor or against the Mortgaged Property, or both, at the sole discretion of Beneficiary; and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

(b) Any failure by Beneficiary to insist upon strict performance by Grantor of any of the terms and provisions of this Deed of Trust or the Note shall not be deemed to be a waiver of any of the terms or provisions of the Deed of Trust or Note, and Beneficiary shall have the right thereafter to insist upon strict performance by Grantor of any and all of them.

(c) Neither Grantor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Deed of Trust shall be relieved of such obligation by reason of the failure of Beneficiary to comply with any request of Grantor or of any other person so obligated to take action to foreclose on this Deed of Trust or otherwise enforce any provisions of the Deed of Trust or the Note, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Deed of Trust, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Beneficiary extending the time of payment or modifying the terms of the Deed of Trust or Note without first having obtained the consent of Grantor or such other person; and in the latter event Grantor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Beneficiary.

(d) Beneficiary may release, regardless of consideration, any part of the security held for the indebtedness secured by this Deed of Trust without, as to the remainder of the security, in any way impairing or affecting the lien of this Deed of Trust or its priority over any subordinate lien.

(e) For payment of the indebtedness secured hereby, Beneficiary may resort to any other security therefor held by Beneficiary in such order and manner as Beneficiary may elect.

25. Intentionally Omitted.

26. Grantor’s Waivers. Grantor hereby waives and releases:

(a) JURY TRIAL AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING BETWEEN GRANTOR AND BENEFICIARY, WHETHER HEREUNDER OR OTHERWISE;

(b) all procedural errors, defects and imperfections in any proceeding instituted by Beneficiary under the Note or this Deed of Trust, or both;

(c) all benefit that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment;

(d) unless specifically required herein, all notices of Grantor’s default or of Beneficiary’s election to exercise, or Beneficiary’s actual exercise of any option under the Note or this Deed of Trust;

(e) after sale or sales of the Mortgaged Property any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof; and

(f) any right to have the Mortgaged Property marshaled upon any foreclosure hereunder. The right is hereby given by Grantor and reserved by Beneficiary to make partial release or releases of security hereunder, agreeable to Beneficiary without notice to, or the consent, approval or agreement of other parties in interest, which partial release or releases shall not impair in any manner the validity of or priority of this Deed of Trust on the security remaining, nor release the personal liability of Grantor for the debt hereby secured.

Grantor hereby expressly waives all benefit or advantage of any such law or laws to the extent that it lawfully may, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Beneficiary, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted.

27. Indemnification; Subrogation.

(a) General Indemnification.

(i) Grantor shall indemnify, defend and hold Indemnified Parties harmless against: (x) any and all claims for brokerage, leasing, finder’s or similar fees which may be made relating to the Mortgaged Property or the Debt, and (y) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses (including such Indemnified Parties’ reasonable attorneys’ fees, together with reasonable appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by such Indemnified Parties in connection with the Debt, this Deed of Trust, the Mortgaged Property, or any part thereof, or the exercise by such Indemnified Parties of any rights or remedies granted to it under this Deed of Trust; provided, however, that nothing herein shall be construed to obligate Grantor to indemnify, defend and hold harmless any Indemnified Parties from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by any Indemnified Parties by reason of such Indemnified Parties’ willful misconduct or gross negligence or that first come into existence after Beneficiary acquires title to the Mortgaged Property by foreclosure or deed in lieu thereof.

(ii) If any Indemnified Parties are made a party defendant to any litigation or any claim is threatened or brought against Indemnified Parties concerning the secured indebtedness, this Deed of Trust, the Mortgaged Property, or any part thereof, or any interest therein, or the construction, maintenance, operation or occupancy or use thereof, then such Indemnified Parties shall notify Grantor of such litigation or claim and Grantor shall indemnify, defend and hold such Indemnified Parties harmless from and against all liability by reason of said litigation or claims, including reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any). The right to such attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by any Indemnified Parties in any such litigation or claim of the type described in this Section 27(a)(ii) whether or not any such litigation or claim is prosecuted to judgment, shall be deemed to have accrued on the commencement of such claim or action and shall be enforceable whether or not such claim or action is prosecuted to judgment. If Beneficiary commences an action against Grantor to enforce any of the terms hereof or to prosecute any breach by Grantor of any of the terms hereof or to recover any sum secured hereby, Grantor shall pay to Beneficiary its reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses. If Grantor breaches any term of this Deed of Trust, Beneficiary may engage the services of an attorney or attorneys to protect its rights hereunder, and in the event of such engagement following any breach by Grantor, Grantor shall pay Beneficiary reasonable attorneys’ fees (together with reasonable appellate counsel fees, if any) and expenses incurred by Beneficiary, whether or not an action is actually commenced against Grantor by reason of such breach. All references to “attorneys” in this Section 27(a)(ii) and elsewhere in this Deed of Trust shall include without limitation any attorney or law firm engaged by any Indemnified Parties and such Indemnified Parties’ in-house counsel, and all references to “fees and expenses” in this Section 27(a)(ii) and elsewhere in this Deed of Trust shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of such Indemnified Parties’ in-house counsel.

(iii) A waiver of subrogation shall be obtained by Grantor from its insurance carrier and, consequently, Grantor waives any and all right to claim or recover against Trustee, Beneficiary, their officers, employees, agents and representatives, for loss of or damage to Grantor, the Mortgaged Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Deed of Trust.

(b) Environmental Indemnification. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (as hereinafter defined) imposed upon or incurred by or asserted against any Indemnified Parties (other than those arising solely from a state of facts that first came into existence after Beneficiary acquired title to the Mortgaged Property through foreclosure or a deed in lieu thereof), and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances (as hereinafter defined) in, on, above, or under the Mortgaged Property; (b) any past, present or future Release (as hereinafter defined) of Hazardous Substances in, on, above, under or from the Mortgaged Property; (c) any activity by Grantor, any person or entity affiliated with Grantor, and any tenant or other user of the Mortgaged Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Mortgaged Property of any Hazardous Substances at any time located in, under, on or above the Mortgaged Property; (d) any activity by Grantor, any person or entity affiliated with Grantor, and any tenant or other user of the Mortgaged Property in connection with any actual or proposed Remediation (as hereinafter defined) of any Hazardous Substances at any time located in, under, on or above the Mortgaged Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Law (as hereinafter defined) (or permits issued pursuant to any Environmental Law) in connection with the Mortgaged Property or operations thereon, including but not limited to any failure by Grantor, any person or entity affiliated with Grantor, and any tenant or other user of the Mortgaged Property to comply with any order of any governmental authority in connection with any Environmental Laws, but not including any non compliance or violations occurring as a result of the gross negligence or willful misconduct of any of the Indemnified Parties; (f) the imposition, recording or filing or the future imposition, recording or filing of any Environmental Lien (as hereinafter defined) encumbering the Mortgaged Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Section 27(b), but not including any non compliance or violations occurring as a result of the gross negligence or willful misconduct of any of the Indemnified Parties; (h) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations under the Environmental Indemnification of even date executed by Grantor; and (i) any diminution in value (but only to the extent such diminution is realized by Beneficiary) of the Mortgaged Property in any way connected with any occurrence or other matter referred to in this Section 27(b) not caused by the gross negligence or willful misconduct of any of the Indemnified Parties.

The term “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; the River and Harbors Appropriation Act; the Colorado Hazardous Waste Act, C.R.S. Sections 26-15-101 et seq.; Colorado’s Hazardous Waste Sites law, C.R.S. Sections 26-16-101 et seq.; the Colorado Hazardous Substances Act of 1973, C.R.S. Sections 25-5-501 et seq.; the Colorado Water Quality Control Act, C.R.S. Sections 25-8-101 et seq.; the Petroleum Storage Tanks law, C.R.S. Sections 8-20.5-101 et seq.; and the Colorado Air Quality Control Act, C.R.S. Sections 25-7-101 et seq. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Mortgaged Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Mortgaged Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Mortgaged Property; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Mortgaged Property.

The term “Environmental Lien” includes but is not limited to any lien or other encumbrance imposed pursuant to Environmental Law, whether due to any act or omission of Grantor or any other person or entity.

The term “Hazardous Substances” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, lead-based paints, radon, radioactive materials, flammables and explosives.

The term “Indemnified Parties” includes but is not limited to Trustee, Beneficiary, any person or entity who is or will have been involved in originating the Loan evidenced by the Note, any person or entity who is or will have been involved in servicing the Loan, any person or entity in whose name the encumbrance created by this Deed of Trust is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan (including but not limited to those who may acquire any interest in Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties), as well as the respective directors, officers, shareholders, partners, members, managers, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assign of any and all of the foregoing (including but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in the Note or the Mortgaged Property, whether during the term of the Loan or as part of or following foreclosure pursuant to the Loan) and including but not limited to any successors by merger, consolidation or acquisition of all or a substantial part of Beneficiary’s assets and business.

The term “Losses” includes but is not limited to any claims, suits, liabilities (including but not limited to strict liabilities), administrative or judicial actions or proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value (but only to the extent such diminution is realized by Beneficiary), fines, penalties, charges, fees, expenses, costs of Remediation (whether or not performed voluntarily), judgments, award, amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys’ fees, engineer’s fees, environmental consultants’ fees and investigation costs (including but not limited to reasonable costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings.

The term “Release” with respect to any Hazardous Substance includes but is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes but is not limited to any response, remedial, removal, or corrective action; any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Section 27.

(c) Duty To Defend And Attorneys And Other Fees And Expenses. Upon written request by any Indemnified Party, Grantor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. If Grantor does not provide a defense by attorneys and other professionals reasonably satisfactory to Indemnified Parties, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Grantor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

(d) Survival of Indemnities. Notwithstanding any provision of this Deed of Trust or any other Loan Document to the contrary, the provisions of Section 27(a) and Section 27(b), and Grantor’s obligations thereunder, shall survive (a) the repayment of the Debt, (b) the foreclosure of this Deed of Trust, and (c) the release of the lien of this Deed of Trust.

28. Attornment by Tenant. In the event the Mortgaged Property or any part thereof is hereafter occupied by a tenant under a lease, Grantor shall require that such lease, upon and in the event of any foreclosure hereunder, shall require such tenant, at the option of the purchaser of the Mortgaged Property, to either (a) immediately surrender possession of the Mortgaged Property to such purchaser or (b) agree to attorn to and to execute an agreement reasonably satisfactory to such purchaser, which agreement shall recognize such purchaser as the landlord under such lease.

29. Intentionally Omitted.

30. Further Assurances. Grantor will execute and deliver such further instruments and perform such further acts as may be requested by Beneficiary from time to time to confirm the provisions of this Deed of Trust or the Note, to carry out more effectively the purposes of this Deed of Trust or the Loan Documents securing the Note, or to confirm the priority of the lien created by this Deed of Trust on any property, rights or interest encumbered or intended to be encumbered by the lien of this Deed of Trust or the Loan Documents.

31. Purchase Money Deed of Trust. If all or part of the sums secured by the Deed of Trust are lent to Grantor to acquire title to the Mortgaged Property, this Deed of Trust is hereby declared to be a purchase money Deed of Trust.

32. Counsel Fees. If Trustee or Beneficiary becomes a party to any suit or proceeding affecting the Mortgaged Property or title thereto, the lien created by this Deed of Trust or Beneficiary’s interest therein, or if Beneficiary engages counsel to collect any of the indebtedness or to enforce performance of the agreements, conditions, covenants, provisions or stipulations of this Deed of Trust or the Loan Documents, Beneficiary’s costs, expenses and reasonable counsel fees, whether or not suit is instituted, shall be paid to Beneficiary by Grantor, on demand, with interest at the then effective rate set forth in the Note, and until paid they shall be deemed to be part of the Debt and secured by this Deed of Trust.

33. Communications. All notices or other written communications hereunder or under any other Loan Document shall be deemed to have been properly given (a) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, (b) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, or (c) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service addressed as follows:

If to Grantor:	NNN VF TIFFANY SQUARE, LLC c/o Triple Net Properties, LLC 1551 N. Tustin Avenue, Suite 300 Santa Ana, California 92705 Attn: Theresa Hutton Facsimile No.: (714) 667-8252

With a copy to:	HIRSCHLER FLEISCHER 2100 E. Cary Street Richmond, Virginia 23223 Attn: David F. Belkowitz, Esquire Facsimile No.: (804) 644-0957

If to Beneficiary:	RAIT Partnership, L.P. 1818 Market Street, 28th Floor Philadelphia, Pennsylvania 19103 Attn: Scott F. Schaeffer Facsimile No.: (215) 861-7920

With a copy to:	Ledgewood, P.C. 1900 Market Street, Suite 750 Philadelphia, Pennsylvania 19103 Attention: Brian L. Murland, Esquire Facsimile No.: (215) 735-2513

or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this paragraph, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in Philadelphia, Pennsylvania. Notwithstanding the foregoing, Grantor expressly agrees that computer generated late notices sent by Beneficiary in the ordinary course of its business shall constitute valid and sufficient notice of payment defaults when such notice is required by the Note or any other Loan Document.

34. Covenant Running with the Land. Any act or agreement to be done or performed by Grantor shall be construed as a covenant running with the land and shall be binding upon Grantor and its successors and assigns as if they had personally made such agreement.

35. Amendment. This Deed of Trust cannot be changed or amended except by agreement in writing signed by the party against whom enforcement of the change is sought.

36. Applicable Law. This Deed of Trust shall be governed by and construed according to the laws of the State of Colorado.

37. Definitions; Interpretation. Whenever used in this Deed of Trust, unless the context clearly indicates a contrary intent:

(a) The word “Debt” shall mean the following items secured by this Deed of Trust:

(a) the payment of the indebtedness evidenced by the Note in lawful money of the United States of America;

(b) the payment of interest, default interest, late charges and other sums, as provided in the Note, this Deed of Trust or the other Loan Documents (as hereinafter defined);

(c) the payment of all other moneys agreed or provided to be paid by Grantor in the Note, this Deed of Trust or the other Loan Documents;

(d) the payment of all sums advanced pursuant to this Deed of Trust to protect and preserve the Mortgaged Property and the lien and the security interest created hereby; and

(e) the payment of all sums advanced, costs and expenses incurred, and processing fees charged by Beneficiary in connection with the Debt or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Grantor or Beneficiary.

(b) The word “entity” shall mean individual, corporation, partnership, limited partnership, limited liability company or unincorporated association;

(c) The word “Loan” shall mean the loan made by Beneficiary to Grantor in the maximum principal amount of up to $13,725,000.00 evidenced by the Note.

(d) The word “Grantor” shall mean the entity which executes this Deed of Trust and any subsequent owner of the Mortgaged Property and his respective heirs, executors, administrators, successors and assigns;

(e) The word “Beneficiary” shall mean the person or entity specifically named herein as “Beneficiary” or any subsequent holder of this Deed of Trust;

(f) The use of any gender shall include all genders; and

(g) The singular number shall include the plural and the plural the singular as the context may require.

38. Captions. The captions preceding the text of the paragraphs or subparagraphs of this Deed of Trust are inserted only for convenience of reference and shall not constitute a part of this Deed of Trust, nor shall they in any way affect its meaning, construction or effect.

39. Taxpayer Federal I.D. Number. In accordance with the requirements of Section 6050J of the Internal Revenue Code, as amended (the “Tax Code”), Grantor hereby represents and warrants to Beneficiary that Grantor’s tax identification number for federal tax reporting purposes is 20-8112817 and Grantor agrees to cooperate with Beneficiary in supplying such information and executing such documentation as Beneficiary reasonably requires to comply with the provisions of Section 6050J of the Code.

40. True Copy. Grantor acknowledges receipt of a true copy of this Deed of Trust without charge.

41. Approvals. Whenever any action requires the consent or approval of a party hereto, such consent or approval will not be unreasonably withheld, except in such situations where it is expressly set forth that such approval or consent shall be in sole and/or exclusive discretion of the party whose consent or approval is required.

42. Interest After Default. If any payment due hereunder or under the Note is not paid when due, either at stated or accelerated maturity or pursuant to any of the terms hereof, then and in such event, the Grantor shall pay interest thereon from and after the date on which such payment first becomes due at the Default Rate (as defined in the Note) and such interest shall be due and payable, on demand, at such rate until the entire amount due is paid to, the Beneficiary, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Deed of Trust. Nothing in this Section or in any other provision of this Deed of Trust shall constitute an extension of the time of payment of the Debt. After entry of a judgment on any of the Loan Documents or a judgment in deed of trust foreclosure hereunder, interest shall continue to accrue under the Note and this Deed of Trust at the rates set forth in the Note. This Deed of Trust shall not, solely for purposes of determining interest payable under the Note, merge with any judgment on any Loan Document or a judgment in deed of trust foreclosure under this Deed of Trust.

43. Additional Advances and Disbursements: Costs of Enforcement. If any Event of Default exists, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this Section, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Grantor has duly executed this Deed of Trust to be effective as of the day and year first above written.

ATTEST: GRANTOR:

By: /s/ Theresa Hutton NNN VF TIFFANY SQUARE, LLC, a Delaware By: Name: Theresa Hutton limited liability company

Title: VP Due Diligence/Acquisitions
[Corporate Seal]	By:	TRIPLE NET PROPERTIES, LLC, a Virginia

limited liability company, its manager

By: /s/ Jeff Hanson [SEAL]
Name: Jeff Hanson
Title: Managing Director of Real Estate

STATE OF California	:
COUNTY OF Orange	: SS. :

On this 7th day of February, 2007, before me, J. Hu, a Notary Public in and for said State, personally appeared Jeff Hanson, to me personally known, who, being by me duly sworn, did say that he is the Managing Director of Real Estate of Triple Net Properties, LLC, a Virginia limited liability company, the Manager of NNN VF TIFFANY SQUARE, LLC, a Delaware limited liability company, and that the said instrument was signed on behalf of said limited liability company as Managing Director of Real Estate of said limited liability company, as Manager of said limited liability company and the free act and deed of said limited liability company, and acknowledged to me that he executed the same for the purposes therein stated.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year last above written.

/s/ J. Hu

Notary Public

Printed Name: J. Hu

Notary Public in and for said Stated

Commission in Orange County

My Commission Expires: September 30, 2009

[Notarial Seal]